UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) May 18, 2011
UNITED AMERICAN HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	001-11638	38-2526913

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

303 East Wacker Drive, Suite 1200
Chicago, Illinois	60601

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code (313) 393-4571
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.
On May 18, 2011, registrant United American Healthcare Corporation (the “Company”) issued a Convertible Promissory Note (the “Convertible Note”) in favor of St. George Investments, LLC, an Illinois limited liability company (“St. George”), in exchange for a loan in the amount of $400,000 made by St. George to the Company. The Company will use the proceeds of the loan for working capital purposes.
The principal amount of the Convertible Note is $400,000. Interest on the Convertible Note accrues at an annual rate of 10%. No payments of principal or interest on the Convertible Note are due until the Convertible Note matures, which will occur on August 17, 2012, or if the Company were to sell substantially all of its assets before then. However, the Company may pay, without penalty, the Convertible Note before maturity.
Before the Convertible Note matures or is paid in full, St. George may elect to convert all or part of the outstanding principal of, and the accrued interest on, the Convertible Note into newly issued shares of common stock of the Company (“Common Stock”). The conversion price is $0.20112 per share of Common Stock, which is 80% of the volume-weighted average price for the Common Stock on the 20 trading days immediately preceding May 13, 2011, when the Company’s Board of Directors approved the Convertible Note and the loan from St. George to the Company.
If St. George were to convert the Convertible Note in full, it would receive 1,988,862 shares of Common Stock, which constitutes approximately 16.9% of the 11,795,970 shares of Common Stock that would be outstanding after the conversion, based on the 9,807,108 shares of Common Stock outstanding as of May 13, 2011. Upon conversion, St. George would also receive additional shares of Common Stock for the conversion of any accrued interest on the Convertible Note at the date of conversion. If this conversion were to occur immediately before the Convertible Note matures (i.e., after all of the interest has accrued on the Convertible Note), the additional shares of Common Stock St. George would receive for accrued interest would be 249,016, which totals 2,237,878 and constitutes approximately 18.6% of the 12,044,986 shares of Common Stock that would be outstanding after the conversion, based on the 9,807,108 shares of Common Stock outstanding as of May 13, 2011.
St. George is an affiliate of John M. Fife, who is the Company’s Chairman, President and Chief Executive Officer.
Item 1.01 Entry into a Material Definitive Agreement.
On May 13, 2011, the Company and William L. Dennis (“Dennis”), who is the former Chief Financial Officer and the former Treasurer of the Company, entered into a Settlement Agreement and Mutual Full General Release (the “Settlement Agreement”). The Settlement Agreement will become effective on May 21, 2011, unless Dennis revokes it before then.
In the Settlement Agreement, the Company and Dennis released one another and their respective affiliates from all liability arising on or before May 21, 2011, in connection with or arising out of Dennis’ employment by or separation from the Company, except for breach of the Settlement Agreement.
The Company agreed to pay Dennis $30,000 in payments of $15,000 on May 23, 2011, and June 23, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2011	UNITED AMERICAN HEALTHCARE CORPORATION
	By:	/s/ John M. Fife
		Name:	John M. Fife
		Title:	President and Chief Executive Officer

3